ITEM 77Q(e) - COPIES OF ANY NEW OR AMENDED REGISTRANT INVESTMENT
ADVISORY CONTRACTS


LIMITED POWER OF ATTORNEY


	KNOW ALL MEN BY THESE PRESENTS,
dated as of April 1, 1999, that Money Market
Obligations Trust, a business trust duly organized under the laws of the Commonwealth of Massachusetts
(the "Trust"), does hereby nominate,
constitute and appoint Federated
Investment Management Company, a
business trust duly organized under the
laws of the state of Delaware (the "Adviser"), to act hereunder as the true and lawful agent and attorney-in-fact of the Trust, acting on behalf of each of the series portfolios for which the Adviser acts as investment adviser shown on Schedule 1 attached hereto and incorporated by reference herein (each such series portfolio being hereinafter referred to as a "Fund" and collectively as the
"Funds"), for the specific purpose of executing and delivering all such agreements, instruments, contracts, assignments, bond powers, stock powers, transfer instructions, receipts, waivers, consents and other documents, and performing all such acts, as the Adviser may deem necessary or reasonably desirable, related to the acquisition, disposition and/or reinvestment of the funds and assets of a Fund of the Trust in accordance with Adviser's supervision of the investment, sale and reinvestment of the funds and assets of each Fund pursuant to the authority granted to the Adviser as investment adviser of each Fund under that certain investment advisory contract dated December 11, 1989 by and between the Adviser and the Trust
(such investment advisory contract,
as may be amended, supplemented or
otherwise modified from time to
time is hereinafter referred to as
the "Investment Advisory Contract").

	The Adviser shall exercise or omit
to exercise the powers and authorities
granted herein in each
case as the Adviser in its sole and
absolute discretion deems desirable
or appropriate under existing
circumstances. The Trust hereby ratifies and confirms as good and effectual, at law or in equity, all that the Adviser, and its officers and employees, may do by virtue hereof. However, despite the above provisions, nothing herein shall be construed as imposing a duty on the Adviser to act or assume responsibility for any matters referred to above or other matters even though the Adviser may have power or authority hereunder to do so. Nothing in this Limited
Power of Attorney shall be construed (i) to be an amendment or modifications of, or supplement to, the Investment Advisory Contract,
(ii) to amend, modify, limit or
denigrate any duties, obligations or
liabilities of the Adviser under the
terms of the Investment Advisory
Contract or (iii) exonerate, relieve
or release the Adviser any losses,
obligations, penalties, actions,
judgments and suits and other costs,
expenses and disbursements of any
kind or nature whatsoever which
may be imposed on, incurred by or
asserted against the Adviser (x) under
the terms of the Investment
Advisory Contract or (y) at law, or in
equity, for the performance of its duties as the investment adviser of any of the Funds.

	The Trust hereby agrees to indemnify
and save harmless the Adviser and
its Trustees/partners,
officers and employees (each of the foregoing an "Indemnified Party" and collectively the "Indemnified
Parties") against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Indemnified Party, other than as a consequence of gross negligence or willful misconduct on the part of an Indemnified Party, arising out of or in connection with this Limited Power of Attorney or any other agreement, instrument or document executed in connection with the exercise of the authority granted to the Adviser herein to act on behalf of the Trust, including without limitation the reasonable costs, expenses and disbursements in connection with defending such
Indemnified Party against
any claim or liability related to the exercise or performance of any of the Adviser's powers or duties under this Limited Power of Attorney or any of the other agreements, instruments or documents executed in connection with the exercise of the authority granted to the Adviser herein to act on behalf of the Trust, or the taking of any action under or in connection with any of the foregoing.
The obligations of the Trust
under this paragraph shall survive the
termination of this Limited Power of
Attorney with respect to actions
taken by the Adviser on behalf of the
Trust during the term of this Limited
Power of Attorney.  No Fund
shall have any joint or several obligation with any other Fund to reimburse or indemnify an Indemnified
Party for any action, event, matter or
occurrence performed or omitted by
or on behalf of the Adviser in its
capacity as agent or attorney-in-fact
of Trust acting on behalf of any
other Fund hereunder.

	Any person, partnership,
corporation or other legal entity dealing with the Adviser in its capacity as attorney-in-fact hereunder for the
Trust is hereby expressly put on notice
that the Adviser is acting solely
in the capacity as an agent of the Trust and that any such person, partnership, corporation or other legal entity must look solely to the Trust in question for enforcement of any claim against the Trust, as the
Adviser assumes no personal liability
whatsoever for obligations of the Trust
entered into by the Adviser in
its capacity as attorney-in-fact for the Trust.

	Each person, partnership,
corporation or other legal entity which
deals with a Fund of the Trust
through the Adviser in its capacity as agent and attorney-in-fact of the Trust, is hereby expressly put on notice (i) that all persons or entities dealing with the Trust must look solely to the assets of the Fund of the Trust on whose behalf the Adviser is acting pursuant to its powers hereunder for enforcement of any claim against the Trust, as the Trustees, officers and/or agents of such Trust, the shareholders of the various classes of shares of the Trust and the other Funds of the Trust assume no personal liability whatsoever for obligations entered into on behalf of such Fund of the Trust, and (ii) that the rights, liabilities and obligations of any one Fund are separate and distinct from those of any other
Fund of the Trust.

	The execution of this Limited Power
of Attorney by the Trust acting on
behalf of the several
Funds shall not be deemed to evidence the existence of any express or implied joint undertaking or appointment by and among any or all of the Funds.
Liability for or recourse under or upon any undertaking of the Adviser pursuant to the power or authority granted to the Adviser under this Limited Power of Attorney under any rule of law, statute or constitution or by the enforcement of any assessment or penalty or by legal or equitable proceedings or otherwise shall be limited only to the assets of the Fund of the Trust on whose behalf the Adviser was acting pursuant to the authority granted hereunder.

	The Trust hereby agrees that no person,
partnership, corporation or other legal entity dealing with the Adviser shall be bound to inquire into the Adviser's power and authority hereunder and any such person, partnership, corporation or other legal entity shall be fully protected in relying on such power or authority unless such person, partnership, corporation or other legal entity has received prior written notice from the Trust that this Limited Power of Attorney has been revoked. This Limited
Power of Attorney shall
be revoked and terminated automatically upon the cancellation or termination of the Investment Advisory
Contract between the Trust and the Adviser.
Except as provided in the immediately preceding sentence, the powers and authorities herein granted may be revoked or terminated by the Trust at any time provided that no such revocation or termination shall be effective until the Adviser has received actual notice of such revocation or termination in writing from the Trust.

	This Limited Power of Attorney constitutes the entire agreement between the Trust and the Adviser, may be changed only by a writing signed by both of them, and shall bind and benefit their respective successors and assigns; provided, however, the Adviser shall have no power or authority hereunder to appoint a successor or substitute attorney in fact for the Trust.

	This Limited Power of Attorney shall
be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of laws.
If any provision
hereof, or any power or authority conferred upon the Adviser herein, would be invalid or unexercisable under applicable law, then such provision, power or authority shall be deemed modified to the extent necessary to render it valid or exercisable while most nearly preserving its original intent, and no provision hereof, or power or authority conferred upon the Adviser herein, shall be affected by the invalidity or the non-exercisability of another provision hereof, or of another power or authority conferred herein.

	This Limited Power of Attorney may
be executed in as many identical
counterparts as may be
convenient and by the different parties
hereto on separate counterparts.
This Limited Power of Attorney
shall become binding on the Trust when the Trust shall have executed at least one counterpart and the
Adviser shall have accepted its appointment by executing this Limited Power of Attorney.
Immediately
after the execution of a counterpart original of this Limited Power of Attorney and solely for the convenience of the parties hereto, the Trust and the Adviser will execute sufficient counterparts so that the
Adviser shall have a counterpart executed by it and the Trust, and the Trust shall have a counterpart executed by the Trust and the Adviser.
Each counterpart shall be deemed an
original and all such taken
together shall constitute but one and the same instrument, and it shall not be necessary in making proof of this Limited Power of Attorney to produce or account for more than one such counterpart.

	IN WITNESS WHEREOF, the Trust has
caused this Limited Power of
Attorney to be executed by
its duly authorized officer as of
the date first written above.

Money Market Obligations Trust


By:	/s/ Deborah A. Cunningham
Name:	Deborah A. Cunningham
Title:	Vice President






Accepted and agreed to this
1st day of April, 1999

Federated Investment Management Company


By:	/s/ G. Andrew Bonnewell
Name:	G. Andrew Bonnewell
Title:	Vice President




Schedule 1
to Limited Power of Attorney
dated as of April 1, 1999
(as revised July 31, 2008)
by Money Market Obligations Trust
(the Trust "), acting on
behalf of each of the series portfolios
listed below, and appointing
Federated Investment Management Company
the attorney-in-fact of the
Trust


List of Series Portfolios

Alabama Municipal Cash Trust
Arizona Municipal Cash Trust
Automated Cash Management Trust
Automated Government Cash Reserves
Automated Government Money Trust
California Municipal Cash Trust
Connecticut Municipal Cash Trust
Federated Capital Reserves Fund
Federated Government Reserves Fund
Federated Master Trust
Federated Municipal Trust
Federated Short-Term U.S. Government Trust
Federated Tax-Free Trust
Florida Municipal Cash Trust
Georgia Municipal Cash Trust
Government Obligations Fund
Liberty U.S. Government Money Market Trust
Maryland Municipal Cash Trust
Massachusetts Municipal Cash Trust
Michigan Municipal Cash Trust
Minnesota Municipal Cash Trust
Money Market Management
Municipal Obligations Fund
New Jersey Municipal Cash Trust
New York Municipal Cash Trust
North Carolina Municipal Cash Trust
Ohio Municipal Cash Trust
Pennsylvania Municipal Cash Trust
Prime Cash Obligations Fund
Prime Management Obligations Fund
Prime Obligations Fund
Prime Value Obligations Fund
Tax-Free Obligations Fund
Treasury Obligations Fund
Trust for U.S. Treasury Obligations
U.S. Treasury Cash Reserves
Virginia Municipal Cash Trust


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